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                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION

                                    BYLAWS

                                   ARTICLE I

                           Meetings of Shareholders





     Section 1.1. Annual Meeting. The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting, shall be held at the Main Office of the Association, 200 Jericho Quadrangle, Jericho, New York, or such other places as the Board of Directors may designate, at 10 o'clock a.m., on the third Monday of December of each year. Notice of such meeting shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the Association. If, for any cause, an election of directors is not made on said day, or in the event of a legal holiday, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, but within sixty days of the date fixed, or if the directors fail to fix the date, by shareholders representing two thirds of the shares; and notice thereof shall be given in the manner herein provided for the annual meeting.


     Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any one or more shareholders owning, in the aggregate, not less than 50 percent of the stock of the Association. Each such special meeting, unless otherwise provided by law,


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shall be called by mailing, postage prepaid, not less than ten days nor more than sixty days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the Association a notice stating the purpose of the meeting.


     Section 1.3. Nominations for Director. Nominations for election to the Board of Directors may be made by the Board of Directors or any shareholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the president of the bank and to the Comptroller of the Currency, Washington, D.C. not less than 14 days nor more than 30 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days' notice of meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency no later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholders: (a) the name and address of each proposed nominee;
(b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Association that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholders(s); and (e) the number of shares of capital stock of the Association owned by the notifying shareholders(s). Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

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     Section 1.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of the Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

     Section 1.5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, or by the shareholders or directors pursuant to Section 8.2; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association or by the shareholders or directors pursuant to Section 8.2.


                                  ARTICLE II

                                   Directors

     Section 2.1. Board of Directors. The Board of Directors (hereinafter referred to as the "Board"), shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board.

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     Section 2.2. Number. The Board shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board may not increase the number of directors to a number which (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less, or
(ii) to a number which exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

     Section 2.3. Organization Meeting. The directors elected shall be notified of their election and of the time at which they are required to meet at the Main Office of the Association for the purpose of organizing the new Board and electing and appointing officers of the Association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereafter. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

     Section 2.4. Regular Meetings. The regular meetings of the Board shall be held, from time to time, but at least quarterly, upon notice and on such date and at such location as is provided in the notice of the meeting. When any regular meeting of the Board falls upon a

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holiday, the meeting shall be held on the next banking business day unless the
Board shall designate some other day.

     Section 2.5. Special Meetings. Special meetings of the Board may be called by the chairman of the Board, or at the request of two or more directors. Each member of the Board shall be given notice by telegram, letter, or in person, stating the time and place, of each such special meeting.

     Section 2.6. Quorum. A majority of the directors shall constitute a quorum at any meeting, unless otherwise provided by law or the bylaws; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If the number of directors is reduced below the number that would constitute a quorum, no business may be transacted, except selecting directors to fill vacancies in conformance with Section 2.7. If a quorum is present, the Board may take action through the vote of a majority of the directors who are in attendance.

     Section 2.7. Vacancies. When any vacancy occurs among the directors, a majority of the remaining members of the Board, in accordance with the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose, or if the directors remaining in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose, in accordance with

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Section 2.2. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.


                                  ARTICLE III

                                  Committees

     The Board may appoint, from time to time, from its own members, such committees of one or more persons, for such purposes and with such powers as the Board may determine.


                                  ARTICLE IV

                            Officers and Employees


     Section 4.1. Chairman of the Board. The Board shall appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board. Such person shall preside at all meetings of the Board. The Chairman of the Board shall supervise the carrying out of the policies adopted or approved by the Board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; shall also have and may exercise further powers and duties as from time to time may be conferred upon, or assigned by, the Board.


      Section 4.2. President. The Board shall appoint one of its members to be President of the Association. In the absence of the Chairman, the President shall preside at any meeting of

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the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of President, or imposed by these Bylaws. The President shall and may exercise such further powers and duties as from time to time may be conferred, or assigned by the Board of Directors.

     Section 4.3. Executive Vice Presidents, Senior Vice Presidents, Vice Presidents. The Board may appoint one or more Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents. Each Executive Vice President, Senior Vice President, and Vice President shall have powers and duties as may be assigned by the Board of Directors. One Executive Vice President, Senior Vice President, or Vice President shall be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.

     Section 4.4. Cashier. The Board shall appoint a Cashier, or other designated officer, who shall be secretary of the Board and of the Association,

and shall keep accurate minutes of all meetings. The Cashier shall attend to the giving of all notices required by these Bylaws to be given; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Cashier, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time, by the Board.

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     Section 4.5. Treasurer. The Board may appoint a Treasurer of the
Association who shall have such responsibilities as the Board may from time to time specify.

     Section 4.6. Other Officers. The Board may appoint one or more Assistant Vice Presidents, one or more Assistant Cashiers, one or more Managers and Assistant Managers and such other officers and attorneys-in-fact as from time to time may appear to the Board to be required or desirable to transact the business of the Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board, the Chairman of the Board, or the President. The Board of Directors may authorize an officer to appoint one or more officers or assistant officers.

     Section 4.7. Tenure of Office. The President and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the office of President shall be filled promptly by the Board.

     Section 4.8. Resignation. An officer may resign at any time by delivering notice to the Association. A resignation is effective when the notice is given unless the notice specifies a later effective date.

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                                   ARTICLE V


                         Stock and Stock Certificates


     Section 5.1. Transfers. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfer of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares. The Board of Directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the Association with respect to stock transfers, voting at shareholder meetings, and related matters, and to protect it against fraudulent transfers.


     Section 5.2. Stock Certificates. Certificates of stock shall bear the signature of the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Cashier, Assistant Cashier, or any other officer appointed by the Board for that purpose, to be known as an Authorized Officer, and the seal of the Association shall be placed thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed. The Board of Directors may adopt or use procedures for replacing lost, stolen, or destroyed stock certificates as permitted by law.

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                                  ARTICLE VI

                                Corporate Seal


     The President, the Cashier, any Assistant Cashier or any other officer thereunto designated by the Board, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:


                                  ARTICLE VII

                                Indemnification

     Section 7.1. Right to Indemnification. The Bank shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be made so involved, in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Bank to procure a judgment in its favor) (a "Proceeding") by reason of the fact that he is or was a director, officer, employee or agent of the Bank, or is or was serving at the request of the Bank as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding. Such indemnification shall


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be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.


     Section 7.2. Contracts and Funding. The Bank may enter into contracts with any director, officer, employee or agent of the Bank in furtherance of the provisions of this Article VII and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VII.

     Section 7.3. Employee Benefit Plans. For purposes of this Article VII, references to "other enterprises" shall include employee benefits plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Bank" shall include any service as a director, officer, employee, or agent of the Bank which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interest of a corporation.

     Section 7.4. Indemnification Not Exclusive Right. The right of indemnification and advancement of expenses provided in this Article VII shall not be exclusive of any other rights



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to which a person seeking indemnification may otherwise be entitled, under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The provisions of this Article VII shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article VII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VII whether arising from acts or omissions occurring before or after such adoption.

     Section 7.5. Advancement of Expenses; Procedures. In furtherance, but not in limitation, of the foregoing provisions, the following procedures and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VII:

     (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Bank within twenty (20) days after the receipt by the Bank of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if, and to the extent, it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses.


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     (b) Written Request for Indemnification. To obtain indemnification under this Article VII, an Indemnitee shall submit to the Cashier (Secretary) of the Bank a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made within a reasonable time after receipt by the Bank of the written request for indemnification together with the Supporting Documentation. The Secretary of the Bank shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

     (c) Procedure for Determination. The Indemnitee's entitlement to indemnification under this Article VII shall be determined (i) by the Board by a majority vote of a quorum (as defined in Article II of these By-laws) consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, but only if a majority of the disinterested directors, if they constitute a quorum of the Board, presents the issue of entitlement to indemnification to the stockholders for their determination.

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                                 ARTICLE VIII

                           Miscellaneous Provisions

     Section 8.1. Fiscal Year. The fiscal year of the Association shall be a calendar year.

     Section 8.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on the behalf of the Association by the Chairman of the Board, or the President, or any Executive Vice President, Senior Vice President, or any Vice President, or the Cashier. Any such instrument may also be executed, acknowledged, verified, delivered or accepted on the behalf of the Association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 7.2 are supplementary to any other provision of these Bylaws.

     Section 8.3. Records. The Articles of Association, the Bylaws and the

proceedings of all meetings of the shareholders, the Board, and the standing committees of the Board, shall be recorded in appropriate minute books provided for such purpose. The minutes of each meeting shall be signed by the Cashier or other officer appointed to act as secretary of the meeting.


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                                  ARCTICLE IX

                                    BYLAWS


     Section 9.1. Inspection. A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during banking hours.

     Section 9.2. Amendments. The Bylaws may be amended, altered or repealed at any regular meeting of the Board by a vote of a majority of the total number of the directors. The Association's shareholders may amend or repeal the bylaws even though the bylaws also may be amended or repealed by its Board of Directors.


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